UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA		15701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2012, the Board of Directors of First Commonwealth Financial Corporation (the “Company”) named T. Michael Price as President and Chief Executive Officer of the Company. Mr. Price has also been appointed to the Company’s Board of Directors to serve until the 2012 annual meeting of shareholders. Mr. Price, age 49, has been serving as interim President and Chief Executive Officer of the Company since January 1, 2012. He has also served as President of First Commonwealth Bank, a subsidiary of the Company, since November 2007. Mr. Price was formerly Chief Executive Officer of the Cincinnati and Northern Kentucky Region of National City Bank from July 2004 to November 2007.

A copy of the press release issued by the Company announcing Mr. Price’s appointment as President and Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated March 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2012	FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Robert E. Rout
Robert E. Rout
Executive Vice President and Chief Financial Officer